EXHIBIT 99.1

Google to Acquire On2 Technologies

CLIFTON PARK, NY and MOUNTAIN VIEW, Calif. (August 5, 2009) – On2 Technologies, Inc. (NYSE Amex: ONT) and Google Inc. (NASDAQ: GOOG) jointly announced today that they have entered into a definitive agreement under which Google will acquire On2, a leading developer of video compression technology. Under the terms of the agreement, each outstanding share of On2 common stock will be converted into $0.60 worth of Google class A common stock in a stock-for-stock transaction. The transaction is valued at approximately $106.5 million.

“Today video is an essential part of the web experience, and we believe high-quality video compression technology should be a part of the web platform,” said Sundar Pichai, Vice President, Product Management, Google. “We are committed to innovation in video quality on the web, and we believe that On2’s team and technology will help us further that goal.”

“We’re thrilled that On2 is joining one of the world’s most innovative companies,” said Matt Frost, interim CEO of On2. “After intensive review of On2 products, Google confirmed our long-held beliefs as to the quality of our video technologies. This transaction is a testament to the hard work of every On2 employee and the strongest possible endorsement of our products and people. On2 will continue to improve, support and sell our products throughout the transition. We believe that Google shares our ambitions and know that our products and expertise, combined with Google’s globally recognized brand, ingenuity and resources, will create an incredible team.”

The number of shares of Google class A common stock to be received by On2 stockholders will be determined by dividing $0.60 per share by the volume weighted average trading price of a share of Google class A common stock based on the sales price of every share of Google class A common stock traded during the twenty trading-day period ending on and including the second trading day prior to the date of the meeting of On2’s stockholders to consider and vote on the merger agreement.

$0.60 per share represents a premium of approximately 57% over the closing price of On2’s common stock on the last trading day immediately prior to the announcement of the transaction, and a premium of approximately 62% over the average closing price of On2’s common stock for the six month period immediately prior to the announcement of the transaction.

The transaction, which is subject to On2 stockholder approval, regulatory clearances and other closing conditions, is expected to close in the fourth quarter of 2009.

Wilson Sonsini Goodrich & Rosati and Potter Anderson & Corroon served as legal counsel to Google, and Credit Suisse provided M&A advisory services to Google.  Covington Associates, LLC served as financial advisor to On2 and its board of directors and Duff & Phelps, LLC served as an independent financial advisor to On2’s board of directors, and each of them provided an opinion as to the fairness, from a financial point of view, to the public stockholders of On2 of the exchange ratio in the proposed transaction. Hogan & Hartson LLP and Richards, Layton & Finger served as legal counsel to On2.

About On2 Technologies, Inc.
On2 (NYSE Amex: ONT) creates advanced video compression technologies that power the video in today’s leading desktop and mobile applications and devices. On2 customers include Adobe, Skype, Nokia, Infineon, Sun Microsystems, Mediatek, Sony, Brightcove, and Move Networks. On2 Technologies is headquartered in Clifton Park, NY USA. For more information, visit www.on2.com or www.on2.cn.

About Google Inc.
Google’s innovative search technologies connect millions of people around the world with information every day. Founded in 1998 by Stanford Ph.D. students Larry Page and Sergey Brin, Google today is a top web property in all major global markets. Google’s targeted advertising program provides businesses of all sizes with measurable results, while enhancing the overall web experience for users. Google is headquartered in Silicon Valley with offices throughout the Americas, Europe and Asia. For more information, visit www.google.com.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected timing of the acquisition, Google’s and On2’s ability to close the acquisition, Google’s ability to integrate On2’s technology and employees, and the expected benefits of the acquisition, including that the acquisition will further Google’s goal to enhance the web experience with video. These statements are based on the current expectations or beliefs of managements of Google Inc. and On2 Technologies, Inc., and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to (1) changes in economic, business, competitive, technological and/or regulatory factors, (2) failure to receive the required stockholder and regulatory approval for the acquisition, (3) failure to compete successfully in this highly competitive and rapidly changing marketplace, (4) failure to retain key employees, and (5) other factors affecting the operation of the respective businesses of Google and On2. More detailed information about these and other factors that may affect current expectations may be found in filings by Google or On2, as applicable, with the Securities and Exchange Commission, including their respective most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Google and On2 are under no obligation to, and expressly disclaim any such obligation to, update or alter their respective forward-looking statements, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
Google plans to file with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 in connection with the transaction, which will include a Proxy Statement of On2 that also constitutes a Prospectus of Google. On2 will mail the Proxy Statement/Prospectus to its stockholders in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Google, On2, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Google and On2 through the web site maintained by the SEC at www.sec.gov and by contacting Google Investor Relations at +1-650-253-7663 or On2 Investor Relations at +1-518-881-4299. In addition, investors and security holders will be able to obtain free copies of the documents filed with the SEC on Google’s website at investor.google.com and on On2’s website at www.on2.com.

Participants in the Solicitation
Google, On2 and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Google’s executive officers and directors is included in Google’s definitive proxy statement, which was filed with the SEC on March 24, 2009, and information regarding On2’s executive officers and directors is included in On2’s definitive proxy statement, which was filed with the SEC on April 7, 2009. The Proxy Statement / Prospectus for the proposed transaction will provide more information about participants in the solicitation of proxies from On2 stockholders, which participants may have interests different from On2 stockholders generally. You can obtain free copies of these documents from Google or On2 using the contact information above.

Contacts:
Investor Contact, Google:
Maria Shim
+1-650-253-7663
marias@google.com

Media Contact, Google:
Andrew Pederson
+1-650-450-3896
andrewpederson@google.com

Contact, On2:
Garo Toomajanian
+1-518-881-4299
invest@on2.com

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